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                                                               Exhibit 23.(j)(2)

[LETTERHEAD OF JOHN HANCOCK VARIABLE SERIES TRUST I]


                                   May 1, 2003

U.S. Securities and Exchange Commission
450 Fifth Street
Washington, D.C.  20549

         John Hancock Variable Series Trust I
         File Nos. 33-2081 and 811-4490

Commissioners:

         This opinion is being furnished with respect to the filing of Post-Effective Amendment No. 37 under the Securities Act of 1933 ("1933 Act") and the Investment Company Act of 1940 on Form N-1A Registration Statement of John Hancock Variable Series Trust I as required by Rule 485 under the 1933 Act.

         I have acted as counsel to Registrant for the purpose of preparing this Post-Effective amendment which is being filed pursuant to paragraph (b) of rule 485 and hereby represent to the Commission that in my opinion this Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b).

         I hereby consent to the filing of this opinion with and as part of this Post-Effective Amendment to Registrant's Registration Statement with the Commission.

                                                     Very truly yours,

                                                     /s/ RONALD J. BOCAGE
                                                     --------------------
                                                     Ronal J. Bocage
                                                     Counsel